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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                              STATE OR COUNTRY OF INCORPORATION
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
1)     Open Market Securities, Inc.                    Massachusetts
       One Wayside Road
       Burlington, Massachusetts
2)     Open Market UK Limited                          United Kingdom
       77 St. Martin's Lane
       London, England
3)     Open Market France SARL                         France
       8 Rue de Berri
       Paris, France
4)     Open Market Germany GmbH                        Germany
       Merkurhaus Frankfurt
       Am Hauptbahnhof 12
       Frankfurt, Germany
5)     Open Market Pty Limited                         Australia
       P.O. Box R1608
       Royal Exchange NSW
       Sydney, Australia
6)     Open Market Internet Software B.V.              The Netherlands
       Wegalaan 32
       2132 JC Hoofddorp
       The Netherlands
7)     Folio Corporation                               Utah
       5072 North 300 West
       Provo, Utah
8)     Waypoint Software Corporation                   Massachusetts
       180 Canal Street
       Boston, Massachusetts
9)     Open Market Japan KK                            Japan
       Kasumigaseki BID.35F
       3-2-5, Kasumigaseki Chiyoda-KU
       Tokyo, Japan
10)    Open Market Italy s.r.l.                        Italy
       Milano, Italy
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